                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                 March 27, 1998
                Date of Report (Date of earliest event reported)


                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



       Delaware                          1-8993            94-2708455
(State or other jurisdiction of        (Commission       (I.R.S. Employer
 incorporation or organization)             file number)     Identification No.)


               80 South Main Street, Hanover, New Hampshire 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)



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Item 5.  Other Events.

     On March 27, 1998, upon receipt of state and federal regulatory approvals, Fund American increased its ownership of Main Street America Holdings, Inc. ("MSA") from 33% to 50%. MSA currently shares in 60% of the insurance operations of National Grange Mutual Insurance Company of Keene, New Hampshire and holds certain insurance, reinsurance and financial services subsidiaries. The aggregate purchase paid by Fund American to purchase its additional investment in MSA was $70.1 million, subject to certain purchase price adjustments. Fund American expects to assign the additional investment in MSA to White Mountains Holdings, Inc. A copy of the MSA Stock Purchase Agreement dated November 1, 1996 is filed herewith as Exhibit 10(a) and a copy of the Amended MSA Stock Purchase Agreement dated January 21, 1998 is filed herewith as Exhibit 10(b).


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.  The following exhibits are filed herewith:


     Exhibit No.                       Description
     -----------                       -----------
       10(a)               Stock Purchase Agreement, dated November 1, 1996,
                           among the Registrant, Main Street America Holdings,
                           Inc., National Grange Mutual Insurance Company and
                           Main Street America Financial Corporation.

       10(b)               Amendment to the Stock Purchase Agreement, dated
                           January 21, 1998, among the Registrant, Main Street
                           America Holdings, Inc., National Grange Mutual
                           Insurance Company and Main Street America Financial
                           Corporation.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      FUND AMERICAN ENTERPRISES HOLDINGS, INC.



Dated: April 1, 1998                  By:                  /s/
                                         -----------------     -----------------
                                              Michael S. Paquette
                                              Senior Vice President and
                                                Controller